SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): October 19, 2000


                                 Net4Music Inc.
             (Exact name of Registrant as Specified in its Charter)


                                    Minnesota
                 (State or Other Jurisdiction of Incorporation)



         0-26192                                           41-1716250
(Commission File Number)                                 (IRS Employer
                                                       Identification No.)


                                 6210 Bury Drive
                          Eden Prairie, Minnesota 55346
              (Address of Principal Executive Offices and Zip Code)


                                 (952) 937-9611
              (Registrant's telephone number, including area code)



                           Coda Music Technology, Inc.
          (Former Name or Former Address, if Changed Since Last Report)



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Item 1. Changes in Control of Registrant

On October 19, 2000, Net4Music Inc., f/k/a Coda Music Technology, Inc. (the "Registrant") consummated a stock purchase agreement with certain shareholders of the French company Net4Music S.A. Under the stock purchase agreement, the Registrant (i) acquired approximately 74% of Net4Music S.A.'s stock on a fully diluted basis in exchange for shares of the Registrant's common stock, (ii) assumed certain options and warrants of Net4Music S.A. and (iii) entered into a put and call agreement with the remaining shareholders and option and warrant holders of Net4Music to acquire their shares on or before October 18, 2005. The names of persons who acquired control and the percentage of voting securities in the Registrant held by them after the closing of the transaction is hereby incorporated by reference to item "Shareholdings of Principal Shareholders and Management of Net4Music Inc. Following the Transaction (Pro Forma)" in the Registrant's Registration Statement on Form S-4 relating to the transaction (File No. 333-43660).

In connection with the stock purchase agreement, certain specified members of the Registrant's board of directors entered into a voting agreement with certain shareholders in which the shareholders agreed to take all action necessary to cause at least one-third of the members of the Registrant's board of directors to be at all times comprised of persons designated by the specified directors.

Item 2. Acquisition or Disposition of Assets

On October 19, 2000, Net4Music Inc., f/k/a Coda Music Technology, Inc., acquired the majority of the shares of the French company Net4Music S.A. See Item 1 for further details of the transaction.

Item 5. Other Events

Effective October 19, 2000, the Registrant amended its articles of incorporation and changed its name to "Net4Music Inc.". Moreover, the Registrant increased its authorized capital to 65,000,000 shares, par value of $.01 per share, 50,000,000 shares of which are designated as common stock and 15,000,000 shares are undesignated.

Item 7. Financial Statements and Exhibits

(a) Financial statements of businesses acquired.

The required financial statements of Net4Music S.A. are not included. They will be filed as an amendment to this report within 60 days after the date of filing this report.

(b) Pro forma financial information.

The required pro forma financial information are not included. They will be filed as an amendment to this report within 60 days after the date of filing this report.

(c) Exhibits

See Exhibit Index following the signature page.




                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               NET4MUSIC INC.


                                               By  /s/ Barbara S. Remley
Date  November 3, 2000                            Barbara S. Remley,
                                                  Chief Financial Officer

                                  Exhibit Index


Exhibit No.       Description


(2) Stock Purchase Agreement dated August 11, 2000 between Coda Music Technology, Inc., Net4Music S.A. and certain shareholders of Net4Music S.A. - incorporated by reference to Exhibit 2 to the Registrant's Registration Statement on Form S-4 (File No. 333-43660).

(3)(i) Amended and Restated Articles of Incorporation of Net4Music Inc. (as amended through October 19, 2000)